Exhibit 3.57

NIELSEN LEASING CORPORATION

BY-LAWS

Amended Through October 24, 1989

ARTICLE I

Offices

Section 1.1. Registered Office. The registered office in the State of Delaware shall be in the city of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

Section 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1. Annual Meeting. The annual meeting Of the stockholders shall be held on the second Monday in February in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall, not be held on the day herein designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of the stockholders as soon thereafter as convenient.

Section 2.2. Special Meetings. Except as otherwise prescribed by statute or the Certification of Incorporation, special meetings of the stockholders for any purpose or purposes, may be called and the location thereof designated by the President or the Chairman of the Board, and shall be called by the Secretary at the request in writing of a majority of the Board of Directors.

Section 2.3. Place of Meetings. Each meeting of stockholders shall be held at such place within or without the State of Delaware, as the Board of Directors shall designate, or if no such designation is made, at the principal office of the corporation.

Section 2.4. Notice of Meetings. Written or printed notice stating the place, date and hour of each annual or special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting. (See also Article IV.)

Section 2.5. Stockholder List. At least ten (10) days before every meeting of stockholders, the Secretary shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to examination by any stockholder of the corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection of any such stockholder who may be present.

Section 2.6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for, and shall constitute a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise provided by statute or these by-laws. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting if the adjournment is for thirty days or less or unless after the adjournment a new record date is fixed, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.7. Proxies. At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period, and shall be filed with the Secretary of the corporation before, or at .the time of, the meeting.

Section 2.8. Voting. At every meeting of the stockholders, each stockholder shall be entitled to one vote for each share of stock entitled to vote thereat which is registered in the name of such stockholder on the books of the corporation. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting shall be sufficient for the transaction of any business, unless otherwise provided by statute, the Certificate of Incorporation or these by-laws.

Section 2.9. Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee and entitled to vote may be voted by such trustee, either in person or by proxy to the full extent provided by Delaware law. Shares standing in the name of a receiver and entitled to vote may be voted by such receiver. A stockholder some or all of whose shares, otherwise entitled to vote, are pledged shall be entitled to vote such shares unless, in the transfer of such pledged shares on the books of the corporation, such stockholder as pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon. Shares standing in the name of two or more persons and shares with two or more persons having the same fiduciary relationship respecting such shares shall be voted in accordance with the provisions of Section 217(b) of the Delaware General Corporation Law.

Section 2.10. Treasury Stock. Share of its own stock belonging to this corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such corporation is held by this corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares. Nothing in this section shall be construed as limiting the right of this corporation to vote shares of its own stock held by it in a fiduciary capacity.

Section 2.11. Action Without Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

ARTICLE III

Directors

Section 3.1. Number and Term. The number of directors which shall constitute the whole Board shall be fixed from time to time by the Board of Directors, and, in the absence of such action by the Board, the number of directors shall be five (5). The directors shall be elected at the annual meeting of the stockholders, or at any adjournment thereof, except as provided in Sections 2.1 and 3.2 of these by-laws, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of the State of Delaware or stockholders of this corporation.

Section 3.2. Resignations and Vacancies. Any director may resign at any time by giving written notice to the Board of Directors or to the President. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any time other than the annual meeting of the stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by any increase in the authorized number of directors by amendment of Section 3.1 of these by-laws, a majority of the directors then in office, though less than a quorum, may choose a successor, or fill the newly created directorship, and the director so chosen shall hold office until the next annual election of directors by the stockholders and until his successor shall be duly elected and qualified, unless sooner displaced.

Section 3.3. Management of Affairs of Corporation. The property and business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of

Incorporation or by these by-laws directed or required to be exercised or done by stockholders. In case the corporation shall transact any business or enter into any contract with a director, or with any firm of which one or more of its directors are members, or with any trust, firm, corporation or association in which any director is stockholder, director or officer or otherwise interested, such directors shall be severally under the duty of disclosing all material facts as to their interest to the remaining directors promptly if and when such interested directors shall become advised of the circumstances; and no such contract or transaction shall be void or voidable solely by reason of such disclosed interest or solely because such interested director was present at or participated in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if the board or committee thereof in good faith authorizes such contract or transaction by a vote sufficient for such purpose without counting the votes of such interested director or directors. In the case of continuing relationships in the normal course of business, such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into.

Section 3.4. Dividends. Dividends upon stock of the corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law.

Section 3.5. Reserves. The Board of Directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

Section 3.6. Regular Meetings. An annual meeting of the Board of Directors shall be held, without other notice than this by-law, immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request of any two directors, to be held at such time and place, either within or without the State of Delaware, as shall be designated by the call and specified in the notice of such meeting; and notice thereof shall be given as provided in Section 3.8 of the by-laws.

Section 3.8. Notice of Special Meetings. Except as otherwise prescribed by statute written notice of the time and place of each special meeting of the Board of Directors shall be given at least three (3) days prior to the time of holding the meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by statute neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice, or waiver of notice, of such meeting. (See also Articles IV and X.)

Section 3.9. Quorum. At each meeting of the Board of Directors, the presence of not less than a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In determining the presence of a quorum at a meeting of the directors or a committee thereof for the purpose of authorizing a contract or transaction between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors are directors or officers, or have a financial interest, such interested directors may be counted in determining a quorum.

Section 3.10. Presumption of Assent. Unless otherwise provided by statute, a director of the corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the board or such committee.

Section 3.12. Presiding Officer. The presiding officer of any meeting of Directors shall be the Chairman of the Board, or in his absence, the President. In the absence of both the Chairman and the President, any other Director elected chairman by vote of a majority of the Directors present at the meeting shall preside.

Section 3.13. Committees of Direct. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member thereof. In the absence or disqualification of any member of such committee or committees and appointed alternates who have had notice of such meeting, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.14. Fees and Compensation of Directors. Directors shall receive such compensation for their services, which may or may not be conditioned upon attendance at Board Meetings, as may be set from time to time by resolution of the Board of Directors. Members of the Board shall be allowed their reasonable traveling expenses when actually engaged in the business of the corporation, to be audited and allowed as in other cases of demands against the corporation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.15. Reliance Upon Records. Every director of the corporation, or member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.13 of these by-laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon such other records of the corporation including, without limiting the generality of the foregoing, those as to the value and amount of assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared or paid, or with which the corporation’s stock might properly be purchased or redeemed.

ARTICLE IV

Notices

Section 4.1. Manner of Notice. Whenever under the provisions of the statutes or these by-laws notice is required to be given to any director, member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.13 of these by-laws or stockholder, it shall not be construed to require personal delivery, and such notice may be given in writing by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed to (or by delivering it to a telegraph company, charges prepaid, for transmission to) such director, member or stockholder either at the address of such director, member or stockholder as it appears on the books of the corporation or, in the case of such a director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mails (or delivered to the telegraph company).

Section 4.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation, or these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

Officers

Section 5.1. Officers and Official Positions. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Secretary, and such Assistant Secretaries and other officers as the Board of Directors shall determine. Any two or more offices may be held by the same person, except the offices of President and Secretary. None of the officers need be a director) a stockholder of the corporation, or a resident of the State of Delaware, except that the Chairman of the Board and the President shall be Directors of the corporation. The Board of Directors may from time to time establish, and abolish, official positions within the divisions into which the business and operations of the corporation are divided, pursuant to Section 6.1 of these by-laws, and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the corporation. The Board of Directors shall appoint officers to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

Section 5.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its regular annual meeting. If the election of officers shall not be held at such meeting, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer shall hold office for such term or during the pleasure of the Board of Directors as the Board of Directors shall specify, or until his death, or until he shall resign, or shall have been removed in the manner hereinafter provided.

Section 5.3. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office at any regular or special meeting of the Board; but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, or to the President or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.4. Vacancies. A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 5.5. Chairman of the Board. The Chairman, when present, shall preside at all meetings of the shareholders and directors. He shall assume the President’s responsibilities in case of the incapacity or death of the President. The Chairman shall have signing authority equivalent to that of the President.

Section 5.6. President. The President shall be the principal executive officer of the corporation and he shall, in general, supervise and administer all of the business and affairs of the corporation. He shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these by-laws or action of the Board of Directors or the Chairman of the Board. He shall also have power to execute deeds, mortgages, bonds, contracts or other instruments of the corporation except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Chairman of the Board or by the President to some other officer or agent of the corporation. The President may sign with the Secretary or an Assistant Secretary certificates for shares of stock of the corporation the issuance of which shall have been duly authorized by the Board of Directors, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the corporation. In the event of the absence, inability to act or preference of the Chairman of the Board, the President shall preside at meetings of the stockholders and Directors and shall perform all other duties of the Chairman and, when so acting, shall have all of the powers of and be subject to any restrictions imposed upon the Chairman.

Section 5.7 Vice Presidents. Each Vice President shall have only such powers and perform such duties as from time to time may be prescribed for him by the Board of Directors or the Chairman of the Board or the President.

Section 5.8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements and shall render to the Chairman of the Board, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 5.9. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of Directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) have charge of the corporate records and of the seal of the corporation; (d) affix the seal of the corporation or a facsimile thereof, or cause it to be affixed, to all certificates for shares prior to the issuance thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these by-laws; (e) sign with the President, or a Vice President, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to such office by the Chairman of the Board or by the President or by the Board of Directors. The Secretary may delegate such details of the performance of duties of the office as may be appropriate in the exercise of reasonable care to one or more persons, but shall not thereby be relieved of responsibility for the performance of such duties.

Section 5.10. Assistant Secretaries. The Assistant Secretaries shall in the absence of the Secretary perform all functions and duties of the Secretary and in addition shall assume such functions and duties as the Secretary may delegate, but such delegation shall in nowise relieve the Secretary of the responsibilities and liability of his office.

ARTICLE VI

Divisions

Section 6.1. Division of the Corporation. The Board of Directors shall have the power to create and establish such operating divisions of the corporation as they may from time to time deem advisable.

Section 6.2. Official Positions Within a Division. The President may appoint individuals who are not officers of the corporation to, and may, with or without cause, remove them from, official positions established within a division, but not filled, by the Board of Directors. (See also Section 5.1 of these by-laws.)

ARTICLE VII

Contracts, Loans, Checks and Deposits

Section 7.1. Contracts and Other Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, or of any division thereof, and such authority may be general or confined to specific instances.

Section 7.2. Loans. No loans shall be contracted on behalf of the corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the corporation, or any division thereof, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by the Board of Directors.

Section 7.4. Deposits. All funds of the corporation, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII

Certificates of Stock and Their Transfer

Section 8.1. Certificates of Stock. The certificates of stock of the corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the corporation, such certificate may nevertheless be delivered by the corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer. All certificates properly surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and cancelled and the corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to the transfer agent. (See Section 8.2.)

Section 8.2. Lost or Destroyed Certificates. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 8.3. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, it shall be the duty of the corporation, subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the corporation, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof or by his attorney or successor duly authorized as evidence by documents filed with the Secretary or transfer agent of the corporation.

Section 8.4. Restrictions on Transfer. Any stockholder may enter into an agreement with other stockholders or with the corporation providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of Common Stock of the corporation held by him, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the corporation the right to purchase for a given period of time any of such shares on terms equal to terms offered such stockholders by any third party. Any such limitation or restriction on the transfer of shares of this corporation may be set forth on certificates representing shares of Common Stock or notice thereof may be otherwise given to the corporation or the transfer agent, in which case the corporation or the transfer agent shall not transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction; provided, however, no such restriction, unless noted conspicuously on the security, shall be effective against anyone found by a court of competent jurisdiction to be other than a person with actual knowledge of the restriction.

Section 8.5. No Fractional Share Certificates. Certificates shall not be issued representing fractional shares of stock.

Section 8.6. Closing Transfer Books or Fixing Record Date. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change, or conversion or exchange of capital stock shall go into effect, or in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 8.7. Stockholders of Record. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

Indemnification

In General. Each person who at any time is or shall have been a director, officer, employee or agent of this Corporation, or is or shall have been serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by this Corporation in accordance with and to the full extent permitted by the General Corporation Law of Delaware as in effect at the time of adoption of this by-law or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. If authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the General Corporation Law of Delaware as in effect at the time of the adoption of this by-law or as amended from time to time.

ARTICLE X

General Provisions

Section 10.1. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

Section 10.2. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words “CORPORATE SEAL” and “DELAWARE”; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof to be impressed or affixed or reproduced, or otherwise.

ARTICLE Xl

Amendments

Amendments by Directors. Any provision of these by-laws may be altered, amended or repealed from time to time by the affirmative vote of a majority of the directors then qualified and acting at any regular meeting of the board at which a quorum is present, or at any special meeting of the board at which a quorum is present if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term of office.